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                                                                     Exhibit 5.1




                                March 19, 1999



Cabot Industrial Trust
Cabot Industrial Properties, L.P.
Two Center Plaza, #200
Boston, MA 02108-1906

          Re:  Registration Statement on Form S-3
               (File No. 333-71585)

Ladies and Gentlemen:

     We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed sale of certain securities of the Company, as set forth in the Form S-3 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion is an exhibit and the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus states that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by the various Prospectus Supplements will provide for the sale of: (i) common shares of beneficial interest, par value $.01 per share ("Common Shares"), (ii) preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"),
(iii) Preferred Shares represented by depositary shares ("Depositary Shares"),
(iv) warrants to purchase Common Shares or Preferred Shares ("Warrants"), and
(v) guarantees of Debt Securities (as defined below) ("Guarantees").

     We have also acted as counsel to Cabot Industrial Properties, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Operating Partnership"), in connection with the proposed sale of its senior debt securities ("Debt Securities" and, together with the Common Shares, Preferred Shares, Depositary Shares, Warrants and Guarantees, the "Securities"), as set forth in the Registration Statement and the Prospectus. The Debt Securities will be issued pursuant to an indenture among the Operating Partnership, the Company and a corporate trustee, as trustee (the "Trustee"), (the "Indenture"), a form of which Indenture has been provided to us.


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Cabot Industrial Trust
March 19, 1999
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     As counsel to the Company and the Operating Partnership, we are generally familiar with the proceedings taken and proposed to be taken by the Operating Partnership and the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

     As counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction as being true and complete copies of the Company's Declaration of Trust (the "Declaration of Trust"), the Company's Amended and Restated Bylaws, resolutions of the Company's Board of Trustees and such records, certificates and other documents, and have considered such questions of law as we have considered necessary or appropriate for the purpose of this opinion. As to certain matters of fact relevant to our conclusions expressed in this opinion, we have relied upon certificates of public officials and written or oral statements or other representations of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     As counsel to the Operating Partnership, we have examined originals or copies certified or otherwise identified to our satisfaction as being true and complete copies of the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership and resolutions of the Company's Board of Trustees of the Company as the general partner of the Operating Partnership and such records, certificates and other documents, and have considered such questions of law as we have considered necessary or appropriate for the purpose of this opinion. As to certain matters of fact relevant to our conclusions expressed in this opinion, we have relied upon certificates of public officials and written or oral statements or other representations of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     This opinion is given on the assumption that the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and that all issuances of Securities have been authorized by the Board of Trustees. In addition, this opinion is based on applicable law and our knowledge and understanding of relevant factual matters as of the date hereof.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

     (1) when (a) the Common Shares have been duly established in accordance with the provisions of the Company's Declaration of Trust, and (b) the Common Shares have been duly executed and countersigned, and issued and sold in the form and in the manner contemplated in


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Cabot Industrial Trust
March 19, 1999
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the Registration Statement, including the Prospectus and the related Prospectus
Supplement(s), and (c) assuming that the terms of the Common Shares as executed and delivered conform to the provisions of the Declaration of Trust in its current form, the Common Shares will be legally issued, fully paid and non-assessable;

     (2) when (a) the Preferred Shares have been duly established in accordance with the provisions of the Company's Declaration of Trust and Articles Supplementary (which shall have been accepted for record by the Maryland State Department of Assessments and Taxation) setting forth the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms or conditions of redemption and (b) the Preferred Shares have been duly executed and countersigned, and issued and sold in the form and in the manner contemplated in the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), the Preferred Shares will be legally issued, fully paid and non-assessable;

     (3) when (a) the applicable deposit agreement (the "Deposit Agreement") has been duly authorized, executed and delivered, and (b) the terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and applicable law, and (c) the depositary receipts (the "Depositary Receipts") evidencing Depositary Shares, in the form contemplated and authorized by the Deposit Agreement, have been issued by a depositary (the "Depositary") and duly executed on behalf of the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, including the Prospectus, the related Prospectus Supplement(s) and any registration statement required to be filed under the Securities Act in respect of the issuance of the Depositary Shares by the Depositary (the "Depositary Registration Statement"), and (d) the Depositary Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (e) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, including the Prospectus, the related Prospectus Supplement(s) and the Depositary Registration Statement, and (f) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken

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Cabot Industrial Trust
March 19, 1999
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and (g) the Depositary Shares are issued and sold as contemplated in the
Registration Statement, including the Prospectus, the related Prospectus Supplement(s) and the Depositary Registration Statement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement;

     (4) when (a) the applicable warrant agreement (the "Warrant Agreement") between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent") has been duly authorized, executed and delivered, and (b) the Warrants have been duly established in accordance with the terms of the Warrant Agreement and applicable law and (c) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

     (5) when (a) the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Trustees of the Company, acting in its own capacity and as general partner of the Operating Partnership, resolutions duly authorizing the issuance and delivery of (i) the Guarantees by the Company and (ii) the related Debt Securities by the Operating Partnership), and (b) the Guarantees have been duly executed and delivered on behalf of the Company and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), and assuming that (c) the terms of the Guarantees as executed and delivered are as described in the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

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Cabot Industrial Trust
March 19, 1999
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     (6) when (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Trustees of the Company, in its capacity as general partner of the Operating Partnership, of a resolution duly authorizing the issuance and delivery of the Debt Securities), and have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), and assuming that (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, including the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

     The opinions set forth in paragraphs 3, 4, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.
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Cabot Industrial Trust
March 19, 1999
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                              Very truly yours,


                              MAYER, BROWN & PLATT